UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 16, 2008

LaBRANCHE & CO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15251	13-4064735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Exchange Plaza, New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 425-1144

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 20, 2008, LaBranche & Co Inc. (the “Company”) announced that Robert E. Torray has left the Company’s Board of Directors, effective October 16, 2008. Mr. Torray has been a member of the Company’s board of directors and of the Company’s Audit, Compesation and Nominating & Corporate Governance Committees since October 2005. Mr. Torray has been the Chair of the Compensation Committee since January 2007. Following Mr. Torray’s departure, the Company’s board set the board size at five directors.

Effective October 16, 2008, the Company’s board of directors appointed Stuart M. Robbins to replace Mr. Torray as the Chair of the Company’s Compensation Committee. Mr. Robbins is a non-management director of the Company and serves as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Item 8.01. Other Events.

On October 20, 2008, LaBranche & Co Inc. issued a press release announcing the departure of Mr. Torray. A copy of this press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press release issued by LaBranche & Co Inc. dated October 20, 2008.

All other Items of this report are inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBRANCHE & CO INC.

Date: October 20, 2008	By:	/s/ Jeffrey A. McCutcheon
	Name:	Jeffrey A. McCutcheon
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued by LaBranche & Co Inc. dated October 20, 2008.

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